UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements; Retirement of Chief Financial Officer

On January 25, 2016, SolarCity Corporation (“SolarCity”) entered into a Transition, Retention, Separation Agreement and Release with Brad Buss (the “Buss Transition Agreement”). The Buss Transition Agreement provides for, among other things, the planned retirement of Mr. Buss and transition of his responsibilities, a mutual release of claims by SolarCity and Mr. Buss, payment to Mr. Buss of bonus amounts, the acceleration of a portion of the shares related to the service period already provided by Mr. Buss under a previously granted restricted stock unit award, the extension of the post-termination exercise period of previously granted stock option awards, and the engagement of Mr. Buss as an advisor to SolarCity for the remainder of 2016.

The foregoing description is qualified in its entirety by reference to the Buss Transition Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Buss Transition Agreement dated January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Seth R. Weissman
Seth R. Weissman
Date: January 27, 2016		Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Buss Transition Agreement dated January 25, 2016.